Exhibit 99.1

Cy Stein
710 N. Post Oak Road, Suite 410
Houston, Texas 77024

November 19, 2010

CytoGenix, Inc.
710 N. Post Oak Road, Suite 410
Houston, Texas 77024

To whom it may concern:

Please accept this letter as my resignation as a Chief Executive Officer, President and Director of CytoGenix, Inc. My resignation is effective immediately.

Sincerely,

/s/ Cy Stein
Cy Stein